UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 15, 2024

Ault Disruptive Technologies Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-41171	86-2279256
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11411 Southern Highlands Parkway, Suite 240

Las Vegas, Nevada 89141

(Address of Principal Executive Offices) (Zip Code)

(949) 444-5464

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Common Stock, par value $0.001 per share and three-fourths of one Redeemable Warrant to purchase one share of Common Stock	ADRTU	NYSE American LLC
Common Stock, par value $0.001 per share	ADRT	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02. Termination of a Material Definitive Agreement.

As previously disclosed, on June 23, 2024, Ault Disruptive Technologies Corporation, a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (as it may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”) by and among the Company, ADRT Merger Sub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of the Company (“Merger Sub”), and Gresham Worldwide, Inc., a California corporation (“Gresham”).

On August 15, 2024, the Company delivered a termination notice to Gresham notifying it that the Company was exercising its right to terminate the Merger Agreement effective August 15, 2024 because Gresham recently filed for bankruptcy. No termination fee or other payment is due to any party to the Merger Agreement from any of the other parties as a result of the termination. Following the termination, Ault Alliance, Inc. will continue to beneficially own a majority of each of the Company’s and Gresham’s shares of common stock and the Boards of Directors of Ault Alliance, Inc., the Company and Gresham will consist of several identical members.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
101	Pursuant to Rule 406 of Regulation S-T, the cover page is formatted in Inline XBRL (Inline eXtensible Business Reporting Language).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 15, 2024	AULT DISRUPTIVE TECHNOLOGIES CORPORATION

	By:	/s/ Henry Nisser
	Name:	Henry Nisser
	Title:	President and General Counsel